Exhibit 10.1

NOVARTIS VACCINES AND DIAGNOSTICS, INC.
5300 Chiron Way
Emeryville, California 94608

June 19, 2015

James R. Neal
Vice President, Business Development
XOMA Corporation
2910 Seventh Street
Berkeley, California 94710

Re:	Secured Note Agreement – Extension of Maturity Date

Dear Jim:

As you know, XOMA (US) LLC, a Delaware limited liability company (“XOMA”), and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation (together with its affiliates, “NVDI”), are parties to a certain Secured Note Agreement, dated May 26, 2005 (as amended) (the “Note”) and an Amended and Restated Research, Development and Commercialization Agreement, dated July 1, 2008 (the “Amended Agreement”).

Currently, NVDI and XOMA are engaged in discussions concerning a possible restructuring of the debt represented by the Note, and the obligations under the Amended Agreement.  These discussions include, among other things, consideration of an amendment to the maturity date of the Note, currently fixed at June 21, 2015.

In light of the parties’ discussions and the shared interests the parties have in negotiating a mutually agreeable restructuring of the Note and the Amended Agreement, NVDI agrees to, and hereby does, extend the maturity date of the Note to September 30, 2015.

Please confirm that the foregoing is in accordance with your understanding by acknowledging your agreement in the space provided below.

Very truly yours,

NOVARTIS VACCINES AND DIAGNOSTICS, INC.

By:	/s/ Maria A. Rocco-Ichikawa
Name:	Maria A. Rocco-Ichikawa
Title:	Director Finance NIBR

XOMA (US) LLC

/s/ James R. Neal
James R. Neal
Vice President, Business Development